SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2006

                           ONSTREAM MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

           000-22849                                     65-0420146
    (Commission File Number)                (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                   (Address of executive offices and Zip Code)

                                  (954)917-6655
              (Registrant's Telephone Number, Including Area Code)

                                   ----------

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We received a letter from NASDAQ dated February 23, 2006 notifying us that NASDAQ believed that we did not comply as of December 31, 2005 with Marketplace Rule 4310(c)(2)(B), which among other things requires a company to have a minimum of $2,500,000 in stockholders' equity to be eligible for continued listing on the Nasdaq Capital Market. Based on the amended December 31, 2005 financial statements filed by us on February 28, 2006 and showing stockholders' equity of $4,473,018, we believe that we are now in compliance with this NASDAQ listing requirement. See further discussion in Item 4.02 below.


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 28, 2006, we filed (i) Form 10-KSB/A, an amendment to Form 10-KSB previously filed with the Securities and Exchange Commission on January 12, 2006 but that may no longer be relied upon, and (ii) Form 10-QSB/A, an amendment to Form 10-QSB previously filed with the Securities and Exchange Commission on February 21, 2006 but that may no longer be relied upon. These amendments were filed solely to reflect our determination as of that date that to the extent 8% Convertible Debentures, Additional 8% Convertible Debentures and Series A-10 Preferred Stock have been converted into common shares and those common shares sold by the original purchaser for at least the per share conversion price, and related interest shares sold for at least the stated interest dollar obligation for which those shares were issued, upon such sale we believe that the purchaser no longer has any damage claim for rescission and thus the related amounts may at that time be removed from the temporary equity classification "equity securities subject to potential rescission" and returned to stockholders' equity.

These amendments had the effect of increasing our permanent shareholder's equity, and correspondingly reducing the temporary equity classification "equity securities subject to potential rescission", by $1,809,569 and $2,425,338 as of September 30 and December 31, 2005, respectively. They had no impact on our previously reported results of operations, cash flows, total assets or total liabilities.

Prior to these amendments, we had disclosed in the notes to our September 30 and December 31, 2005 financial statements the amounts converted by investors but still included in the temporary equity classification "equity securities subject to potential rescission" and we believed that disclosure adequately portrayed the nature of these items. However, we received a letter from NASDAQ dated February 23, 2006 notifying us that NASDAQ believed that we did not comply with Marketplace Rule 4310(c)(2)(B), which among other things requires a company to have a minimum of $2,500,000 in stockholders' equity to be eligible for continued listing on the Nasdaq Capital Market. Upon our subsequent discussions with Nasdaq officials, they informed us that they were unable to consider any portion of the temporary equity classification for purposes of meeting the stockholders' equity requirement, including the converted portion disclosed in our financial statement notes, except to the extent it was included in the stockholders' equity caption on the face of the balance sheet. Therefore, in order to meet the NASDAQ requirements, and after consultation by the audit committee members and appropriate company officers with our independent accountants and our legal counsel, we decided to file these amendments, which removed certain of these previously disclosed conversions from the temporary equity classification "equity securities subject to potential rescission" and returned them to stockholders' equity, resulting in amended stockholders' equity balances of $4,859,176 and $4,473,018 as of September 30 and December 31, 2005, respectively. We believe that we are now in compliance with the NASDAQ listing requirements in this regard.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ONSTREAM MEDIA CORPORATION

                                                By: /s/ Robert E. Tomlinson
                                                    ----------------------------
February 28, 2006                                   Robert E. Tomlinson, CFO